UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2006 (July 14, 2006)
MEDICAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction	(I. R. S. Employer
of incorporation or organization)	Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-4.1 INDENTURE DATED AS OF JULY 14, 2006
EX-99.1 PRESS RELEASE DATED JULY 18, 2006

Item 1.01 Entry Into a Material Definitive Agreement
The disclosure included under Item 2.03 below of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Pursuant to a placement agreement dated July 14, 2006, MPT Operating Partnership, L.P. (“MPT L.P.”), a wholly-owned subsidiary of Medical Properties Trust, Inc. (the “Company”), issued $65 million of its unsecured senior notes due 2016 and guaranteed by the Company (the “Senior Notes”) in a private placement to institutional investors. In the purchase agreement, the Company and MPT L.P. have agreed to indemnify the placement agent and purchasers of the Senior Notes against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the placement agent or purchasers may be required to make in respect of those liabilities.
The Senior Notes will bear interest at a fixed annual rate of 7.871% through July 30, 2011, following which interest will accrue at an annual rate equal to three month LIBOR plus a spread of 2.30%. Interest will be paid quarterly beginning on October 30, 2006, and on each following January 30, April 30, July 30, and October 30, until the Senior Notes are paid in full.
The Senior Notes are issued and administered under an Indenture dated July 14, 2006 between MPT L.P., as Issuer, the Company, as Guarantor, and Wilmington Trust Company, as Trustee. MPT L.P. may issue additional Senior Notes under the indenture, up to an aggregate of $100 million, at any time prior to October 30, 2006. The indenture contains financial and other customary affirmative and negative covenants, events of default and remedies. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the principal of and accrued but unpaid interest on all the Senior Notes of such series to be immediately due and payable. Upon any such declaration prior to July 30, 2011, MPT L.P. must also pay a premium equal to 3.0% of the principal amount of the Senior Notes.
MPT L.P. may call the Senior Notes for redemption at par value at any time on or following July 30, 2011. In addition, upon the occurrence of a change in control (as defined in the indenture), MPT L.P. and the Company are required to offer to repurchase all of the Senior Notes in cash at par value plus accrued and unpaid interest to the date of purchase, plus any hedge breakage costs (if the Senior Notes are redeemed prior to July 30, 2011).
The Senior Notes are senior unsecured obligations of MPT L.P. and rank pari passu with all other senior obligations of MPT L.P. and effectively junior to all secured obligations of MPT L.P. The Company’s guarantee of the Senior Notes is a direct, unconditional, unsecured and unsubordinated obligation of the Company and ranks equally and ratably with all other senior unsecured obligations of the Company. The Senior Notes are effectively subordinated to all liabilities of the subsidiaries of MPT L.P. to the extent of the value of such subsidiaries.
The foregoing description of the Senior Notes and the indenture is qualified in its entirety by the full terms and conditions of the indenture which is filed as Exhibit 4.1 to this Current Report on Form 8-K and by this reference made a part hereof.
A copy of the Company’s press release, dated July 18, 2006, relating to the issuance and sale of the Senior Notes is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture dated as of July 14, 2006 among MPT Operating Partnership, L.P., Medical Properties Trust, Inc. and Wilmington Trust Company, as trustee.

99.1	Press Release dated July 18, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)
By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: July 20, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Indenture dated as of July 14, 2006 among MPT Operating Partnership, L.P., Medical Properties Trust, Inc. and Wilmington Trust Company, as trustee.

99.1	Press Release dated July 18, 2006